UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALPS ETF Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)

1290 Broadway, Suite 1100, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:

Shares of beneficial interest, no par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-148826; 811-22175.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, without par value, of ALPS ETF Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-148826; 811-22175), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an “index fund” currently consisting of one investment portfolio. The Trust’s investment portfolio and its I.R.S. Employer Identification Number is as follows:

Cohen & Steers Global Realty Majors ETF             26-1867539

Item 2. Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-148826; 811-22175), as filed with the Securities and Exchange Commission on May 1, 2008.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-148826; 811-22175), as filed with the Securities and Exchange Commission on May 1, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALPS ETF TRUST
Date: May 1, 2008	By:	/s/ Thomas A. Carter
Thomas A. Carter President